As filed with the Securities and Exchange Commission on June 12, 2015

Registration No. 033-59497

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

Utah	87-0327982
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2500 West Executive Parkway, Suite 100

Lehi, Utah 84043

(Address of principal executive offices and zip code)

(801) 341-7900

(Registrant’s telephone number including area code)

Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan

(Full title of the plan)

Richard D. Strulson, Esq.
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Nature’s Sunshine Products, Inc.
2500 West Executive Parkway, Suite 100
Lehi, Utah 84043
(801) 341-7304

Copy to: Samuel P. Gardiner, Esq. Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101-1685 (801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelderated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Nature’s Sunshine Products, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister under this registration statement certain of the Registrant’s common shares, no par value per share (the “Common Shares”), originally registered for issuance under the Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan (the “Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 22, 1995 (Registration No. 033-59497) (the “Registration Statement”).

The Common Shares are no longer offered as an investment option under the Plan. Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration the Common Shares and associated interests that were previously registered under the Registration Statement and remain unsold as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on the date indicated.

NATURE’S SUNSHINE PRODUCTS, INC.

	By:	/s/ Stephen M. Bunker
Dated: June 12, 2015		Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title(s)	Date

/s/ Gregory L. Probert	Chief Executive Officer and Chairman	June 12, 2015
Gregory L. Probert	of the Board (Principal Executive Officer)

/s/ Kristine F. Hughes	Vice Chairman of the Board	June 12, 2015
Kristine F. Hughes

/s/ Stephen M. Bunker	Executive Vice President, Chief	June 12, 2015
Stephen M. Bunker	Financial Officer and Treasurer (Principal Financial Officer)

/s/ Li Dongjiu	Director	June 12, 2015
Li Dongjiu

/s/ Albert R. Dowden	Director	June 12, 2015
Albert R. Dowden

/s/ Robert B. Mercer	Director	June 12, 2015
Robert B. Mercer

/s/ Willem Mesdag	Director	June 12, 2015
Willem Mesdag

/s/ Mary Beth Springer	Director	June 12, 2015
Mary Beth Springer

/s/ Rebecca Lee Steinfort	Director	June 12, 2015
Rebecca Lee Steinfort

/s/ Jeffrey D. Watkins	Director	June 12, 2015
Jeffrey D. Watkins

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, and the State of Utah, on the date indicated.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: June 12, 2015	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Executive Vice President, Chief Financial Officer and Treasurer of Nature’s Sunshine Products, Inc., and Member of the Governing Board which is the Plan Administrator